Filed Pursuant to
                                                                  Rule 424(b)(3)
                                                              File No. 333-83208

                         PRICING SUPPLEMENT NO. 10 DATED
                          APRIL 29, 2002 TO PROSPECTUS
                       DATED MARCH 15, 2002 AND PROSPECTUS
                         SUPPLEMENT DATED MARCH 15, 2002

                           BOEING CAPITAL CORPORATION

                      Boeing Capital Corporation InterNotes
                   Due Nine Months or More From Date of Issue

         Except as set forth herein, the Boeing Capital Corporation InterNotes offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated March 15, 2002, as amended and supplemented by the Prospectus Supplement dated March 15, 2002 (the "Prospectus").

Aggregate Principal Amount:                  $7,987,000

Price to Public:                             100%

Concession:                                  1.2%

Net Proceeds:                                $7,891,156

Original Issue Date                          May 2, 2002
(Settlement Date):

Stated Maturity Date:                        May 15, 2009

Interest Rate:                               5.70% per annum

Interest Payment Dates:                      Commencing November 15, 2002 and
                                             thereafter on the 15th  calendar
                                             day of each May and November of
                                             each year up to and including the
                                             Maturity Date

Optional Redemption:                         [ ]   Yes
                                             [X]   No

Survivor's Option:                           [X]   Yes
                                             [ ]   No

Form of Notes Issued:                        [X]   Book-Entry Notes
                                             [ ]   Certificated Notes

CUSIP Number:                                09700PAK4

Joint Lead Managers and Lead Agents:         Banc of America Securities LLC and
                                             INCAPITAL LLC

Agents:                                      A.G. Edwards & Sons, Inc.,
                                             Charles Schwab & Co., Inc.,
                                             Edward D.Jones & Co., L.P.,
                                             Merrill Lynch & Co.,
                                             Morgan Stanley,  Quick and
                                             Reilly Inc., Salomon Smith Barney,
                                             U.S.  Bancorp Piper Jaffray,  UBS
                                             PaineWebber,  Wachovia Securities